                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

         Following are the subsidiaries of Stockwalk.com Group, Inc.

         MJK Holdings, Inc.
                  Miller, Johnson & Kuehn, Incorporated*
                  Stockwalk.com, Incorporated*
                  MJK Capital Corporation*
                  MJK Management Services, Inc.*

         Online Brokerage Solutions, Inc. (f/k/a Arnold Securities, Inc.) SW Acquisition, Inc.
         SCG Acquisition Corporation





























                                 Exhibit 21.1-1


-------------------------
*  Entity noted is a subsidiary of MJK Holdings, Inc.